Exhibit 99.1

For release: November 8, 2024

Contact: Brian F. Kidd, SVP/CFO

Phone: (615) 890-2020

NHC Reports Third Quarter 2024 Earnings

MURFREESBORO, Tenn. -- National HealthCare Corporation (NYSE American: NHC), the nation's oldest publicly traded senior health care company, announced today net operating revenues and grant income for the quarter ended September 30, 2024 totaled $340,198,000 compared to $288,485,000 for the quarter ended September 30, 2023, an increase of 17.9%. The increase in net operating revenues for the third quarter of 2024 compared to the same period last year was primarily related to the August 1, 2024 acquisition of White Oak Manor (“White Oak”). The White Oak operations consist of 21 healthcare operations, which includes 15 skilled nursing facilities, two assisted living facilities, and four independent living facilities.

For the quarter ended September 30, 2024, the reported GAAP net income attributable to NHC was $42,789,000 compared to $10,388,000 for the same period in 2023. Excluding the unrealized gains or losses in our marketable equity securities portfolio and other non-GAAP adjustments, adjusted net income for the quarter ended September 30, 2024 was $19,910,000 compared to $13,250,000 for the same period in 2023, an increase of 50.3% (*). The GAAP diluted earnings per share were $2.73 for the quarter ended September 30, 2024 compared to $0.68 for the quarter ended September 30, 2023. Adjusted diluted earnings per share were $1.27 and $0.86 for the quarters ended September 30, 2024 and 2023, respectively (*).

(*) - See the tables below that provide a reconciliation of GAAP to non-GAAP items.

About NHC

NHC affiliates operate for themselves and third parties 80 skilled nursing facilities with 10,349 beds. NHC affiliates also operate 26 assisted living communities with 1,413 units, nine independent living communities with 777 units, three behavioral health hospitals, 34 homecare agencies, and 32 hospice agencies. NHC’s other services include Alzheimer’s and memory care units, pharmacy services, a rehabilitation services company, and providing management and accounting services to third party post-acute operators. Other information about the company can be found on our web site at www.nhccare.com.

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company’s operations and measure the Company’s performance more consistently across periods. Therefore, the Company believes this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. The risks and uncertainties are detailed from time to time in reports filed by NHC with the S.E.C., including Forms 8-K, 10-Q, and 10-K. All forward-looking statements represent NHC’s best judgment as of the date of this release.

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Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2024	2023	2024	2023
	(unaudited)		(unaudited)
Revenues and grant income:
Net patient revenues	$328,674	$277,005	$894,415	$804,617
Other revenues	11,524	11,480	34,172	36,013
Government stimulus income	-	-	9,445	-
Net operating revenues and grant income	340,198	288,485	938,032	840,630

Costs and expenses:
Salaries, wages and benefits	213,395	182,664	576,609	525,782
Other operating	82,509	72,490	238,092	217,213
Facility rent	10,886	10,094	31,804	30,087
Depreciation and amortization	10,619	10,135	30,543	30,266
Interest	1,742	77	1,788	268
Total costs and expenses	319,151	275,460	878,836	803,616

Income from operations	21,047	13,025	59,196	37,014

Non-operating income	4,224	4,097	14,865	12,116
Unrealized gains/(losses) on marketable equity securities	32,767	(3,093)	56,290	2,943

Income before income taxes	58,038	14,029	130,351	52,073
Income tax provision	(15,338)	(3,908)	(34,294)	(14,750)
Net income	42,700	10,121	96,057	37,323

Net (income)/loss attributable to noncontrolling interest	89	267	(211)	1,069

Net income attributable to National HealthCare Corporation	$42,789	$10,388	$95,846	$38,392

Net income per common share
Basic	$2.78	$0.68	$6.23	$2.51
Diluted	$2.73	$0.68	$6.15	$2.50

Weighted average common shares outstanding
Basic	15,411,680	15,299,913	15,384,758	15,311,453
Diluted	15,667,321	15,324,511	15,576,294	15,334,269

Dividends declared per common share	$0.61	$0.59	$1.81	$1.75

Balance Sheet Data	September 30	December 31
(in thousands)	2024	2023
	(unaudited)

Cash, cash equivalents and marketable securities	$249,561	$223,620
Restricted cash, cash equivalents and marketable securities	177,179	167,971
Current assets	445,726	406,235
Property and equipment, net	686,425	493,329
Total assets	1,562,707	1,310,796
Current liabilities, excluding long-term debt due within one year	240,446	214,476
Current and long-term debt	147,000	-
NHC stockholders' equity	983,468	908,752

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Selected Operating Statistics

	Three Months Ended			Nine Months Ended
	September 30			September 30
	2024	2023		2024		2023
	(unaudited)			(unaudited)
Skilled Nursing Per Diems:
Medicare	$578.12	$551.82		$579.24		$552.21
Managed Care	459.94	489.18		459.64		460.20
Medicaid	290.00	256.46		274.44		248.99
Private Pay and Other	323.36	283.49		315.09		279.12

Average Skilled Nursing Per Diem	$350.85	$325.34	(1)	$344.76	(1)	$320.09	(1)

Skilled Nursing Patient Days:
Medicare	79,957	75,215		235,715		239,228
Managed Care	70,635	61,979		199,023		179,992
Medicaid	344,940	290,887		906,265		852,074
Private Pay and Other	177,846	170,857		485,523		492,279

Total Skilled Nursing Patient Days	673,378	598,938	(1)	1,826,526	(1)	1,763,573	(1)

(1) NHC exited three skilled nursing facilities in Missouri on March 1, 2024. For the first quarter of 2024, the exited Missouri skilled nursing facilities had an average skilled nursing per diem of $259.56 and 20,267 patient days. For the three months ended September 30, 2023, the exited Missouri skilled nursing facilities had an average skilled nursing per diem of $244.20 and 32,141 patient days. For the nine months ended September 30, 2023, the exited Missouri skilled nursing facilities had an average skilled nursing per diem of $248.51 and 95,030 patient days.

The tables below provide reconciliations of GAAP to non-GAAP items (in thousands, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2024	2023	2024	2023
	(unaudited)		(unaudited)
Net income attributable to National Healthcare Corporation	$42,789	$10,388	$95,846	$38,392
Non-GAAP adjustments
Unrealized (gains)/losses on marketable equity securities	(32,767)	3,093	(56,290)	(2,943)
Operating results for newly opened operations not at full capacity (2)	120	66	140	1,616
Stock-based compensation expense	1,093	708	3,062	2,119
Gain on sale of unconsolidated company	-	-	(1,024)	-
Acquisition-related expenses (3)	637	-	2,831	-
Employee retention credit	-	-	(9,445)	-
Income tax provision on non-GAAP adjustments	8,038	(1,005)	15,789	(206)
Non-GAAP Net income	$19,910	$13,250	$50,909	$38,978

GAAP diluted earnings per share	$2.73	$0.68	$6.15	$2.51
Non-GAAP adjustments
Unrealized (gains)/losses on marketable equity securities	(1.55)	0.15	(2.67)	(0.14)
Operating results for newly opened operations not at full capacity (2)	0.01	-	0.01	0.07
Stock-based compensation expense	0.05	0.03	0.15	0.10
Gain on sale of unconsolidated company	-	-	(0.05)	-
Acquisition-related expenses (3)	0.03	-	0.13	-
Employee retention credit	-	-	(0.45)	-
Non-GAAP diluted earnings per share	$1.27	$0.86	$3.27	$2.54

(2) The operating results for newly opened facilities or agencies not at full capacity include healthcare operations that are still considered in the start-up phase, which are two hospice agencies for the three and nine months ended September 30, 3024. For the three and nine months ended September 30, 2023, included are two behavioral health hospitals, two homecare agencies, and two hospice agencies.

(3) Represents expenses incurred to acquire the White Oak operations that are not capitalizable.

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